                                                                 EXHIBIT 99.2


                                VOTING AGREEMENT

        THIS VOTING AGREEMENT is entered into as of October 15, 2000, by and between Coulter Pharmaceutical, Inc., a Delaware corporation ("Coulter"), and _____________________ ("Stockholder").

                                    RECITALS

A. Corixa Corporation, a Delaware corporation ("Corixa"), Clearwater Acquisitions Corporation, a Delaware corporation and a wholly owned subsidiary of Corixa ("Merger Sub"), and Coulter, are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into Coulter (the "Merger").

B. In order to induce Coulter to enter into the Merger Agreement, Stockholder is entering into this Voting Agreement.

                                    AGREEMENT

        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

        For purposes of this Voting Agreement:

            (a) All capitalized terms used but not otherwise defined in this Voting Agreement have the meanings given to them in the Merger Agreement.

            (b) "CORIXA COMMON STOCK" shall mean the common stock, $0.001 par value per share, of Corixa.

            (c) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated, or (ii) the date upon which the Merger becomes effective.

            (d) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

            (e) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

            (f) "SUBJECT SECURITIES" shall mean: (i) all securities of Corixa (including all shares of Corixa Common Stock and all options, warrants and other rights to acquire shares of Corixa Common Stock) Owned by Stockholder as of the date of this Voting Agreement; and (ii) all additional securities of Corixa (including all additional shares of Corixa Common Stock and all additional options, warrants and other rights to acquire shares of Corixa Common Stock) of which Stockholder acquires Ownership during the period from the date of this Voting Agreement through the Expiration Date.

            (g) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.


SECTION 2. RESTRICTIONS ON TRANSFER OF SUBJECT SECURITIES

        2.1 NO TRANSFER OF SUBJECT SECURITIES. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities or any interest therein to be effected, and any such attempted Transfer shall be null and void; provided, however, that nothing in this Voting Agreement shall restrict Stockholder's ability to exercise any options to acquire shares of Corixa Common Stock.

        2.2 NO TRANSFER OF VOTING RIGHTS. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities (other than pursuant to this Voting Agreement).


SECTION 3. VOTING OF SHARES

        3.1 VOTING AGREEMENT. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

            (a) at any meeting of stockholders of Corixa, however called, Stockholder shall cause all outstanding shares of Corixa Common Stock that are Owned by Stockholder as of the record date fixed for such meeting to be voted:

            (i) in favor of the issuance of the shares of Corixa Common Stock in the Merger and in favor of each of the other actions contemplated by the Merger Agreement; and

            (ii) against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Corixa; (B) any sale, lease or transfer of a material amount of assets of Corixa (other than in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of any of Corixa; (D) any removal of or change in a majority of the board of directors of Corixa; (E) any amendment to Corixa's certificate of incorporation; (F) any material change in the capitalization of Corixa or Corixa's corporate structure; and (G) any other action that is inconsistent with the Merger or that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement;

            (b) in the event written consents are solicited or otherwise sought from stockholders of Corixa with respect to the issuance of the shares of Corixa Common Stock in the Merger or with respect to any of the other actions contemplated by the Merger Agreement, Stockholder shall cause to be executed, with respect to all outstanding shares of Corixa Common Stock that are Owned by Stockholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action; and

            (c) in the event written consents are solicited or otherwise sought from stockholders of Corixa with respect to any of the matters referred to in clauses "(A)" through "(G)" of clause "(ii)" of paragraph "(a)" of this Section 3.1, Stockholder shall cause to be executed, with respect to all outstanding shares of

Corixa Common Stock that are Owned by Stockholder as of the record date fixed for the consent to the proposed action, a written consent or written consents against such proposed action.

        3.2 PROXY. Contemporaneously with the execution of this Voting
Agreement: (i) Stockholder shall deliver to Coulter a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to Coulter an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Corixa Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.


SECTION 4. WAIVER OF APPRAISAL RIGHTS

        Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of the ownership of any outstanding shares of Corixa Common Stock Owned by Stockholder.


SECTION 5. LOCKUP AGREEMENT

        For a period of ninety (90) calendar days following the Effective Time, Stockholder shall not Transfer or in any other way reduce Stockholder's risk of ownership of or investment in any shares of Corixa Common Stock which Stockholder currently owns or purchases or otherwise acquires after the execution of this Voting Agreement, whether pursuant to the Merger or otherwise (including any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor) (all such securities being referred to herein collectively as "Restricted Corixa Securities"), or any option, right or other interest with respect to any Restricted Corixa Securities; provided, however, that nothing in this Agreement shall restrict Stockholder's ability to exercise options to acquire shares of Corixa Common Stock (it being understood, however, that any shares of Corixa Common Stock issued to Stockholder upon exercise of such options shall become "Restricted Corixa Securities" that are subject to the prohibitions described in this Section 5). Stockholder also understands and agrees that stop transfer instructions may be given to Corixa's transfer agent with respect to certificates evidencing the Restricted Corixa Securities to enforce Stockholder's compliance with this Section 5. Notwithstanding anything to the contrary contained in this Voting Agreement, this Section 5 shall have no force or effect if the Merger Agreement is terminated.


SECTION 6. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to Coulter as follows:

        6.1 AUTHORIZATION, ETC. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        6.2 NO CONFLICTS OR CONSENTS. The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected. The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

        6.3 TITLE TO SECURITIES. As of the date of this Voting Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Corixa Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Corixa Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of Corixa set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of Corixa, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Corixa, other than the shares and options, warrants and other rights set forth on the signature page hereof.

        6.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.


SECTION 7. MISCELLANEOUS

        7.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Coulter may request for the purpose of carrying out and furthering the intent of this Voting Agreement.

        7.2 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) two business days after sent by courier or express delivery service or by facsimile, to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

            if to Stockholder:

                  at the address set forth below Stockholder's signature on the signature page hereof if to Coulter:

                  Coulter Pharmaceutical, Inc.
                  600 Gateway Blvd.
                  South San Francisco, CA  94080-7014
                  Attention:  President
                  Facsimile No.:  (650) 553-2728
                  Telephone No.:  (650) 553-2000

            in each case with a copy to:

                  Cooley Godward LLP
                  Five Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, CA  94306-2155
                  Attention: James Kitch and Keith Flaum
                  Facsimile No.: (650) 849-7400
                  Telephone No.: (650) 843-5000

        7.3 SEVERABILITY. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

        7.4 ENTIRE AGREEMENT. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

        7.5 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Coulter and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Coulter and its successors and assigns) any rights or remedies of any nature.

        7.6 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Coulter shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Coulter nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.6, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        7.7 GOVERNING LAW; WAIVER OF JURY TRIAL. This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws). STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

        7.8 COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        7.9 CAPTIONS. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

        7.10 WAIVER. No failure on the part of Coulter to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Coulter in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Coulter shall not be deemed to have waived any claim available to Coulter arising out of this Voting Agreement, or any power, right, privilege or remedy of Coulter under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Coulter; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        7.11 CONSTRUCTION.

            (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

            (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

IN WITNESS WHEREOF, Coulter and Stockholder have caused this Voting Agreement to be executed as of the date first written above.


                             COULTER PHARMACEUTICAL, INC.


                             By:
                             ------------------------------------------


                             Name:
                             ------------------------------------------

                             Title:
                             ------------------------------------------




                             STOCKHOLDER


                             ------------------------------------------
                                           (Signature)


                             ------------------------------------------
                                           (Print Name)


                             Address:
                             ------------------------------------------

                             ------------------------------------------

                             ------------------------------------------

                             Facsimile:
                             ------------------------------------------




Shares Held of Record             Options and Other Rights         Additional Securities Beneficially Owned
---------------------             ------------------------         ----------------------------------------

                                                                       EXHIBIT A

                            FORM OF IRREVOCABLE PROXY


        The undersigned stockholder of CORIXA CORPORATION, a Delaware corporation ("Corixa"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Michael Bigham, William Harris and Coulter Pharmaceutical, Inc., a Delaware corporation ("Coulter"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the outstanding shares of capital stock of Corixa owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy. (The shares of the capital stock of Corixa referred to in the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Coulter and the undersigned (the "Voting Agreement"), and is granted in consideration of Coulter entering into the Agreement and Plan of Merger, dated as of the date hereof, among Coulter, Clearwater Acquisitions Corporation, a Delaware corporation and a wholly owned subsidiary of Corixa ("Merger Sub"), and Corixa (the "Merger Agreement").

        The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Merger Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of Corixa, however called, or in connection with any solicitation of written consents from stockholders of Corixa:

            (i) in favor of the issuance of the shares of Corixa Common Stock in the Merger, and in favor of each of the other actions contemplated by the Merger Agreement; and

            (ii) against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Corixa; (B) any sale, lease or transfer of a material amount of assets of Corixa (other than in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of any of Corixa; (D) any removal of or change in a majority of the board of directors of Corixa; (E) any amendment to Corixa's certificate of incorporation; (F) any material change in the capitalization of Corixa or Corixa's corporate structure; and (G) any other action that is inconsistent with the Merger or that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreement.

The undersigned may vote the Shares on all other matters.

        This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

        If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

        This proxy shall terminate upon the earlier of the valid termination of the Merger Agreement or the effective time of the Merger.

Dated: October 15, 2000.

                                    STOCKHOLDER


                                    -----------------------------------
                                                (Signature)


                                    -----------------------------------
                                                (Print Name)


Shares Held of Record


Common Stock